Exhibit 99.1

IDI HOLDINGS, LLC

(formerly known as The Best One, Inc.)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD OF SEPTEMBER 22, 2014 (INCEPTION)

THROUGH DECEMBER 31, 2014

AND

INDEPENDENT AUDITORS’ AUDIT REPORT

IDI HOLDINGS, LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheet	2

Consolidated Statement of Operations	3

Consolidated Statement of Shareholders’ Equity	4

Consolidated Statement of Cash Flows	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6 - 17

REPORT OF INDEPENDENCE CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

IDI HOLDINGS, LLC

We have audited the accompanying balance sheet of IDI HOLDINGS, LLC. (formerly known as The Best One, Inc.) as of December 31, 2014, and the related statement of operations, statement of shareholders’ equity and cash flows for the period from September 22, 2014 (inception) through December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Opinion

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDI HOLDINGS, LLC as of December 31, 2014, and the results of its operations and its cash flows for the period from September 22, 2014 (Inception) through December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

June 2, 2015

IDI HOLDINGS, LLC

(Formerly Known as The Best One, Inc.)

Consolidated Balance Sheet

December 31, 2014
ASSETS
CURRENT ASSETS:
Cash	$5,996,383
Accounts receivable, net	295,338
Other current assets	348,513
Deferred tax asset, current	56,360

TOTAL CURRENT ASSETS	6,696,595

PROPERTY AND EQUIPMENT, NET	302,560

INTANGIBLE ASSETS:
Intangible assets, net	795,530
Goodwill	5,227,470

TOTAL INTANGIBLE ASSETS	6,023,000

NON-CURRENT ASSETS
Other assets	37,594
Deferred tax asset, non-current	208,390

TOTAL NON-CURRENT ASSETS	245,984

TOTAL ASSETS	$13,268,139

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Accounts payable	$889,624
Other current liabilities	51,594
Deferred revenue	164,018

TOTAL LIABILITIES	1,105,237

SHAREHOLDERS’ EQUITY:
Preferred stock	4,209
Common stock	6,712,587
Additional paid-in capital	6,000,350
Net loss	(554,244)

TOTAL SHAREHOLDERS’ EQUITY	12,162,902

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,268,139

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

(Formerly Known as The Best One, Inc.)

Consolidated Statement of Operations

For the Period from September 22, 2014 (Inception) through December 31, 2014

2014

NET REVENUE	$816,907

COST OF REVENUE	339,801

GROSS PROFIT	477,105

OPERATING EXPENSES:
Selling	75,985
Compensation	565,928
Other general and administrative	594,549
Depreciation and amortization	17,666

TOTAL OPERATING EXPENSES	1,254,128

LOSS BEFORE PROVISION FOR INCOME TAXES	(777,023)

BENEFIT FROM INCOME TAXES	(222,779)

NET LOSS	$(554,244)

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

(Formerly Known as The Best One, Inc.)

Consolidated Statement of Shareholders’ Equity

					Additional Paid-In Capital	Accumulated Deficit	Total
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount

BALANCE at September 22, 2014 (inception)	—	$—	5,000,001	$—	$—	$—	$—

Issuance of common stock at acquisition	—	—	1,422,222	—	—	—	—

Issuance of preferred stock	4,860,000	4,860	—	—	6,627,886	—	6,632,746

Conversion of common stock to preferred stock	(651,000)	(651)	1,302,000	651,000	(650,349)	—	—

Issuance of common stock, net of offering costs	—	—	12,360,000	6,061,587	—	—	6,061,587

Share-based compensation	—	—	—	—	22,813	—	22,813

Net Loss	—	—	—	—	—	(554,244)	(554,244)

BALANCE at December 31, 2014	4,209,000	$4,209	20,084,223	$6,712,587	$6,000,350	$(554,244)	$12,162,902

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

(Formerly Knowns as The Best One, Inc.)

Consolidated Statement of Cash Flows

For the Period from September 22, 2014 (Inception) through December 31, 2014

2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(554,244)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,666
Increase in allowance for doubtful accounts	104,851
Share-based compensation	22,813
Net changes in certain assets and liabilities:
Accounts receivable	(400,190)
Other current assets	(291,083)
Deferred tax asset, net	(130,716)
Other assets	(37,594)
Accounts payable	889,624
Other current liabilities	51,594
Deferred revenue	164,018

NET CASH USED IN OPERATING ACTIVITIES	(163,260)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(289,791)
Purchase of intangible assets	(484,899)
Cash used in business acquisitions	(5,760,000)

NET CASH USED IN INVESTING ACTIVITIES	(6,534,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	12,694,333

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,694,333

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,996,383

CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	—

END OF THE PERIOD	$5,996,383

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The Best One, Inc. was formed as a corporation on September 22, 2014 (inception) in the State of Florida. On October 2, 2014, the Company acquired 100% of the membership interests of Interactive Data, LLC, a Georgia limited liability company (“ID”). On March 20, 2015, The Best One, Inc. merged with and into TBO Acquisition, LLC, and this name was changed to IDI HOLDINGS, LLC (“the Company”) on April 8, 2015.

Business Description

The Company was formed as a holding company to acquire valuable and proprietary technology assets across a broad range of industries. Such assets are utilized to provide services including analytics, marketing and risk mitigation solutions.

Historically, ID has provided data solutions and services to the Accounts Receivable Management (ARM) industry for location and identity verification, legislative compliance and debt recovery. ID is now targeting the entirety of the risk management market, including expansion into FCRA (Fair Credit Reporting Act) regulated data, and non-regulated data. Transforming the way organizations use their data, ID’s next generation supercomputer technology and proprietary linking and assessment algorithms solves complex, large scale data problems for its customers.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned operating subsidiary. All intercompany accounts and transactions have been eliminated.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with original or remaining maturities of three months or less, at the date of purchase, to be cash equivalents. Cash and cash equivalents consist of money market and various deposit accounts.

Concentration of Business and Credit Risk

Financial instruments and related items, which potentially subject us to concentrations of credit risk, consist primarily of cash and receivables. We place our cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company maintains its cash balances primarily at one financial institution, and at times the balances may be in excess of federally insured limits. As of December 31, 2014, the Company’s cash balances exceeded the insurance limits by $5,603,611.

Management reviews a customer’s credit history before extending credit. As at and for period from September 22, 2014 (inception) through December 31, 2014, there were no individual customers with a balance in excess of 10% of the accounts receivable and there were no customers in excess of 10% of net sales.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Vendors

The Company uses data acquired through licensing rights from approximately 12 providers. The loss of any one of these providers could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity.

Revenue Recognition

The accounting rules related to revenue recognition are complex and are affected by interpretations of the rules and an understanding of industry practices, both of which are subject to change. Consequently, the revenue recognition accounting rules require management to make significant judgments.

The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or a service has been rendered, the price is fixed or determinable and collection is reasonably assured.

Revenue is generally recognized on (a) a transactional basis determined by the customers’ usage, (b) a monthly fee or (c) a combination of both.

Revenues pursuant to contracts containing a monthly fee are generally recognized ratably over the contract period, which is generally 1 year. Revenues pursuant to transactions determined by the customers’ usage are recognized when the transaction is complete. Costs associated with separately priced customer service contracts are generally recognized as follows: (a) costs are expensed as incurred; and (b) losses are recognized on contracts where the expected future costs exceed expected future revenue. No such loss contracts exist at December 31, 2014.

As of December 31, 2014, deferred revenue totaled $164,018, respectively, all of which is expected to be realized in 2015.

Intangibles

Generally, intangible assets acquired are stated at their historic cost less accumulated amortization. The Company amortizes its intangible assets with determinable finite useful lives, which includes software, on a straight-line basis over an estimated useful life of 3-15 years for the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs, and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. Amortization of leasehold improvements is based on the shorter of the remaining life of the lease or the estimated useful lives of the assets. At December 31, 2014, the Company had no leasehold improvements. Depreciation and amortization are provided for on the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets

The Company accounts for our long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Management assess recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets - continued

For the period from September 22, 2014 (inception) through December 31, 2014, there were no impairments of long-lived assets.

Income Taxes

The Company follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

For the period from September 22, 2014 (inception) through December 31, 2014, the Company operated at a loss creating a deferred tax asset in the amount $264,750. The Company had no accrued tax liability as of December 31, 2014. The Company recognizes income tax interest and penalties as a separately identified component of general and administrative expense. There were no material income tax interest or penalties for the period from September 22, 2014 (inception), through December 31, 2014. There are no open federal or state income tax years under audit. All of the Company’s income tax filings since inception remain open for tax examinations.

Research and Development

In accordance with GAAP, all research and development costs are expensed as incurred. The Company’s research and development activities consist of development of new or enhanced products or services. The Company has determined that there were no research and development activities for the period from September 22, 2014 (inception), through December 31, 2014.

Advertising

Advertising costs, included in selling expenses, are expensed as incurred. The Company had Advertising expenses of $35,474 for the period from September 22, 2014 (inception), through December 31, 2014.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•	Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Cash, and all other current assets and liabilities, are reflected in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments.

Stock-Based Compensation

Restricted stock units (RSUs) granted to employees generally vest over four years, and allow for quarterly or annual vesting of the pro-rata number of stock-based awards that would vest on the next anniversary of the grant date in the event of retirement or voluntary termination. The Company does not reduce stock-based compensation for an estimate of forfeitures because the estimate has been deemed immaterial. The impact of actual forfeitures arising in the event of termination is recognized as actual forfeitures occur.

Compensation expense for all stock-based awards granted is predominantly recognized using the straight-line method over the requisite service period for the entire award. The terms of the Company’s stock-based awards for employees and non-employee directors provide for accelerated vesting of a portion of outstanding shares based on the achievement of certain company milestones. The fair value of RSUs is calculated as the market value of the common stock on the measurement date less the present value of the expected dividends forgone during the vesting period.

Stock-based compensation expense is predominantly included in compensation expenses in the consolidated statements of income. See Note 8 for additional information on the Company’s stock-based compensation plans.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-04, Receivables - Troubled Debt Restructurings by Creditors (“ASU 2014-04”), which intends to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. ASU 2014-04 is effective for annual periods, and interim periods within those annual periods beginning after December 15, 2014. We will adopt this standard effective January 1, 2015. Our adoption of ASU 2014-14 is not expected to have a material impact on our consolidated financial statements.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements - continued

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). We are currently evaluating the impact of our pending adoption of ASU 2014-09 on our consolidated financial statements and have not yet determined the method by which we will adopt the standard in 2017.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

NOTE 3 – INTERACTIVE DATA ACQUISITION

On October 2, 2014, the Company acquired 100% of the membership interests of Interactive Data through a Securities Purchase Agreement between the Company, John O. Schaeffer (“Schaeffer”) and WHP Solutions, LLC (“WHP”). The aggregate purchase price for the securities purchased consisted of $5,760,000 in cash and 100 shares of the Company preferred stock, which have since converted into 1,422,222 shares of the Company common stock. The stock consideration was paid entirely to Schaeffer, founder of Interactive Data and 40% interest holder at the time of the acquisition, who also received $1.92 million of the cash consideration, with the remainder being paid to WHP. The purchase price was adjusted by $560,361 to adjust estimated working capital as of the closing to $0. As a result of the post-closing adjustment, an additional $508,767 in cash was paid to Schaeffer and WHP with an additional $51,594 due upon the earlier of the Company’s realization of a prepaid tax credit or September 31, 2015. In addition, the Company entered into a two year employment agreement with Schaeffer, effective as of the closing date, to serve as a Senior Executive of the Company and General Manager of Interactive Data.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 3 – INTERACTIVE DATA ACQUISITION (continued)

The purchase price exceeded the fair value of the assets required. To reflect the excess purchase price over the estimated fair value of the tangible net assets acquired, the purchase price allocation is summarized as follows:

Cash at closing	$5,760,000
Post-closing working capital adjustment	560,361

Total purchase price	$6,320,361

Fair value of identifiable assets acquired:
Working capital	$425,315
Deferred taxes	99,457
Property, plant and equipment	229,119
Intangible asset – existing technology	339,000
Goodwill	5,227,470

Total purchase price	$6,320,361

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable are due from customers and are generally unsecured. The Company provides for credit losses based on management’s evaluation of collectability using current and historical performance of each customer.

Accounts receivable consists of the following:

2014

Accounts receivable	$400,190
Less allowance for bad debts	(104,851)

Accounts receivable, net	$295,338

NOTE 5 – PROPERTY AND EQUIPMENT

As of December 31, 2014, property and equipment consisted of the following:

	Estimated Useful Lives	2014
Computer and network equipment	5-7	$283,317
Office equipment	5	20,422
Furniture and fixtures	5	10,202

Total		313,941
Accumulated depreciation		(11,381)

Property and equipment, net		$302,560

During the period from September 22, 2014 (inception) through December 31, 2014, depreciation expense totaled $11,381.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 6 – INTANGIBLE ASSETS

As of December 31, 2014, intangible assets with definite lives consisted of the following:

	Estimated Useful Lives	2014
Intangible assets with finite useful life:
Software	3-15	$801,956

Total		802,735
Accumulated amortization		(6,426)

Intangible assets, net		$795,530

For the period from September 22, 2014 (inception) through December 31, 2014, amortization expense for software totaled $6,426.

On October 14, 2014, the Company entered into an Intellectual Property Purchase Agreement (the “IP Agreement”), whereby the Company purchased all right, title and interest in certain intellectual property, including inventions, computer programs and software (collectively “Purchased IP”), from Ole Poulsen for a combination of cash and royalties as defined in the IP Agreement.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases several office locations under non-cancelable operating leases. The leases expire over the next seven years and some contain provisions for certain annual rent escalations, and renewal options for additional periods. Rent expense is computed on the straight-line method over the lease term period.

The future aggregate minimum annual lease payments under the Company’s non-cancellable operating leases are as follows:

Years ending December 31,	Amounts
2015	$361,161
2016	269,929
2017	278,385
2018	229,410
2019	207,137
Thereafter	621,419

Total	$1,967,441

For the period from September 22, 2014 (inception) through December 31, 2014, rent expense totaled $131,106.

On December 3, 2014, the Company entered into a ninety-one (91) month lease to occupy ten thousand seven hundred and forty-five (10,745) rentable square feet at the premises located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. The commencement date will be the earlier to occur of (a) the date when the Company takes possession of any part of the space for the conduct of its business, or (b) the date of substantial completion of the Tenant Improvements. The commencement date is estimated to be on or about June 24, 2015. An irrevocable letter of credit of $300,000 was accepted on March 2, 2015 as a security deposit by the landlord. The bank required the Center to purchase a certificate of deposit for the same amount to collateralize the letter of credit.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 7 – COMMITMENTS AND CONTINGENCIES (continued)

Operating Leases - continued

On December 30, 2014, the Company entered into a thirty-eight (38) month lease to occupy two thousand seven hundred and eighty-eight (2,788) rentable square feet at the premises located at 101 Yesler Way, Seattle, Washington 98104. The premises will serve as the Company’s technology office. The commencement date will be the date of substantial completion of the Tenant Improvements. The commencement date was February 1, 2015.

Data Licensing Obligations

The Company enters into data licensing rights agreements and related amendments to provide the Company nonexclusive and nontransferable licenses of certain data. As of December 31, 2014, these contracts expire at and have various payment terms with due dates through June 2016. Minimum future payments under these data licensing rights agreements as of December 31, 2014, are as follows:

Years ending December 31,	Amounts
2015	$591,685
2016	75,000

Total	$666,685

For the period from September 22, 2014 (inception) through December 31, 2014, data licensing expense totaled $275,404.

Key Executive Employment Agreements

Ole Poulsen, Chief Science Officer:

On October 1, 2014, the Company entered into a one (1) year employment agreement with Ole Poulsen to serve as the Chief Science Officer of the Company (the “Poulsen Agreement”) with compensation including a base salary and entitlement to receive bonuses based on certain milestones as defined in the Poulsen Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Poulsen his base salary for the remainder of the Term and any bonuses for milestones completed prior to the effective date of termination.

Derek Dubner, Chief Executive Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with Derek Dubner to serve as the Chief Executive Officer of the Company (the “Dubner Agreement”) with compensation including two million (2,000,000) Restricted Stock Units; vesting quarterly during the Term, a base salary and entitlement to receive bonuses based on certain milestones as defined in the Dubner Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Dubner his base salary for the remainder of the Term and any bonuses for milestones completed prior to the effective date of termination.

James Reilly, President and Chief Operating Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with James Reilly to serve as the President and Chief Operating Officer of the Company (the “Reilly Agreement”) with compensation including one million (1,000,000) Restricted Stock Units; vesting quarterly during the Term, a base salary and entitlement to receive a bonus based on a certain milestone as defined in the Reilly Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Reilly his base salary for the remainder of the Term and any bonus for milestones completed prior to the effective date of termination.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 7 – COMMITMENTS AND CONTINGENCIES (continued)

Key Executive Employment Agreements - continued

Daniel MacLachlan, Chief Financial Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with Daniel MacLachlan to serve as the Chief Financial Officer of the Company (the “MacLachlan Agreement”) with compensation including two hundred and fifty thousand (250,000) Restricted Stock Units; vesting quarterly during the Term, and a base salary as provided in the MacLachlan Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. MacLachlan his base salary for the remainder of the Term.

Business Consulting Services Agreement

On October 13, 2014, the Company entered into a business consulting services agreement with Marlin Capital Investments, LLC (“Marlin Capital”) for a term of four (4) years (the “Marlin Consulting Agreement”). Under the Marlin Consulting Agreement, Marlin Capital serves in the capacity of a strategic advisor to the Company and provides services such as recommendations on organizational structure, capital structure, future financing needs, and business strategy. The Marlin Consulting Agreement provides for equity compensation issued to Marlin in the amount of 10,000,000 Restricted Stock Units (“RSUs”), of the Company, which shall vest in four (4) equal, annual increments beginning October 13, 2015 and ending October 13, 2018, provided that one of the Milestones (as hereinafter defined) has been achieved on or before such date, and subject to Marlin Capital providing services on each applicable vesting date. As used in the Marlin Consulting Agreement, “Milestone” means: (i) the Company generating $15 million in revenues over any 12 month period; or (ii) the Company generating $10 million in revenues over any 12 month period and generating positive earnings before interest, taxes, depreciation and amortization (with all stock based compensation not included as an expense) for such 12 month period. However, all unvested RSUs shall immediately vest upon the occurrence of a change of control of the Company, excluding the Merger with Tiger Media, a termination of Marlin Capital without cause, or a termination by Marlin Capital based on a material breach of the Marlin Consulting Agreement by the Company. Mr. Michael Brauser and Mr. Barry Honig, directors of the Company, are also owners and managers of Marlin Capital.

IP Litigation

On October 27, 2014, Transunion Risk and Alternative Data Solutions, Inc. (“TRADS”) filed a Complaint for Declaratory Judgment against ID, among other parties, in the U.S. Bankruptcy Court, Southern District of Florida, regarding a dispute over ownership of the Purchased IP. As of the date of this report, this case is on-going.

Non-Compete Litigation

On October 23, 2014, TRADS filed a Complaint and Motion for Temporary Injunction, in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida, against James Reilly, President and Chief Operating Officer of the Company and Interactive Data, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity. As of the date of this report, this case is on-going.

On November 26, 2014, TRADS filed a Complaint and Motion for Preliminary Injunction, in the United States District Court, Southern District of Florida, against Daniel MacLachlan, Chief Financial Officer and Treasurer of the Company, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity. As of the date of this report, Mr. MacLachlan is not an employee of the Company, and this case is on-going.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 8 – STOCKHOLDERS EQUITY

At December 31, 2014, the capital stock of the Company consisted of (i) 200,000,000 shares of common stock authorized and 20,084,223 shares issued with no par value per share and (ii) 10,000,000 shares of preferred stock authorized and 4,209,000 shares issued with a par value of $0.001 per share. The Company’s Board has the authority to determine the voting powers, designations, preferences, privileges and restrictions of the preferred shares.

Issuance of Stock

At the inception of the Company, 5,000,001 shares of common stock were issued to the founders of the Company. There were no proceeds associated with this transaction.

On October 2, 2014, the Company closed on a Stock Purchase Agreement with various investors. Under the Stock Purchase Agreement, the Company sold 4,860,000 shares of preferred stock of the Company for proceeds of $6,632,746.

On December 4, 2014, the Company closed on a Stock Purchase Agreement with various investors. Under the Stock Purchase Agreement, the Company sold 12,360,000 shares of common stock of the Company (the “Shares”) at $.50 per share on a “best efforts” basis. Additionally, 651,000 shares of preferred stock were converted to 1,302,000 shares of common stock and sold under the Stock Purchase Agreement. The net proceeds were approximately $6.1 million, net of costs of issuance of approximately $118,000 paid in cash and warrants to purchase 140,000 common shares.

Granting of Restricted Stock Units (“RSUs”)

On October 2, 2014, the Board of Directors approved the issuance of 500,000 RSUs to two consultants. One of the consultants to receive 500,000 RSUs is Michael Brauser, a director of the Company.

On December 11, 2014, the Board of Directors approved the issuance of an additional 250,000 RSUs to Dan MacLachlan and 300,000 RSUs to an employee.

As of December 31, 2014, 14,800,000 RSU’s were issued and outstanding. Compensation expense of $22,813 was recorded in 2014 related to the granting of RSU’s.

NOTE 9 – INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows at December 31, 2014:

December 31, 2014
Current (benefit) provision	$—

Deferred (benefit) provision	(222,779)

Total (benefit) provision for income taxes	$(222,779)

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 9 – INCOME TAXES (continued)

The Company’s effective income tax expense (benefit) differs from the statutory federal income tax rate of 34% as follows at December 31, 2014:

	December 31, 2014
Tax on income before income tax	$(265,161)	34.0%
Other permanent differences	2,775	-0.4%
Acquisition costs	46,530	-6.0%
Effect of state taxes (net of federal benefit)	(6,923)	0.9%

Income tax provision	$(222,779)	28.6%

The components of net deferred tax assets that have been presented in the accompanying consolidated balance sheets include the following components at December 31, 2014:

2014
Deferred income tax assets:
Accounts receivable	$38,382
Other current liabilities	45,941
Intangible assets	135,721
Share-based compensation	—
Net operating loss carryforward	212,283

Deferred income tax assets	$432,327

2014
Deferred income tax liabilities:
Internal revenue code sec. 481 adjustment	$(83,889)
Fixed assets	(83,688)

Deferred income tax liabilities	$(167,577)

Valuation Allowance	—

Net Deferred Tax Assets	$264,750

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 9 – INCOME TAXES (continued)

The net deferred tax assets (liabilities) in the accompanying consolidated balance sheets include the following components at December 31, 2014:

2014
Current:
Deferred tax asset	$84,323
Deferred tax liability	(27,963)

Net deferred tax asset, current	56,360

Non-current:
Deferred tax asset	348,004
Deferred tax liability	(139,614)

Net deferred tax asset, non-current	208,390

Net deferred tax asset	$264,750

As of December 31, 2014, the Company had a Net Operating Loss Carryforward of $603,153, which will expire in 2034.

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management believes, based on all positive and negative evidence, that the deferred tax assets will be fully realized and therefore has not recorded a valuation allowance.

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of December 31, 2014, the Company has no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. All of the Company’s income tax filings since inception remain open for tax examinations.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring after December 31, 2014, through May 18, 2015, the date which the financial statements were available to be issued, for disclosure. The following matters have occurred through May 18, 2015.

Tiger Media Merger with the Company

On March 20, 2015, Tiger Media (NYSE MKT: IDI), a Shanghai-based multi-platform media company incorporated in Delaware, merged with the Company (the “Merger”). Under the terms of the merger agreement, current Tiger Media and Company shareholders own approximately 34% and 66% of the combined company, respectively. The owner of approximately 30% of the Company’s common stock on an as converted basis (without giving effect to the Consultant’s RSUs) beneficially owns approximately 23% of Tiger Media. Approximately 65% of the shares issued to the Company (without giving effect to the Consultant’s RSUs) are non-voting preferred stock, and 30% of these preferred shares will only be issued upon achievement of certain revenue targets.

******

Interactive Data, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2014

AND

INDEPENDENT ACCOUNTANTS’ AUDIT REPORT

Interactive Data, LLC

TABLE OF CONTENTS

Page

INDEPENDENT ACCOUNTANTS’ AUDIT REPORT	1

FINANCIAL STATEMENTS:

Balance Sheet	2

Statements of Operations	3

Statements of Members’ Equity	4

Statements of Cash Flows	5

NOTES TO FINANCIAL STATEMENTS	6 - 16

REPORT OF INDEPENDENCE CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders of

Interactive Data, LLC

We have audited the accompanying balance sheets of Interactive Data, LLC (the “Company”) as of December 31, 2014, and the related statements of operations, members’ equity and cash flows for the period for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Opinion

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Data, LLC as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Due to the acquisition of the Company by IDI Holdings, LLC (formerly known as The Best One, Inc.), “pushdown” accounting has been applied in the preparation of the financial statements. Pushdown accounting refers to the use of the acquiring entity’s basis of accounting in the preparation of the acquired entity’s financial statements. As a result, the separate financial statements reflect the new basis of accounting recorded by the Company upon acquisition. As such, in accordance with GAAP, due to the new basis of accounting, the financial statements include a black line denoting that the financial statements covering periods prior to the date of the acquisition are not comparable to the financial statements as of and subsequent to the date of the acquisition. References to the “Predecessor Company” refer to reporting dates of the Company through October 2, 2014, reflecting results of operations and cash flows of the Company prior to the acquisition on our historical accounting basis; subsequent thereto, the Company is referred to as the “Successor Company,” reflecting the impact of pushdown accounting and the results of operations and cash flows of the Company subsequent to the acquisition.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

June 2, 2015

1

Interactive Data, LLC

Balance Sheet

SUCCESSOR COMPANY
December 31, 2014
ASSETS

CURRENT ASSETS:
Cash	$142,773
Accounts receivable, net	295,338
Due from related parties	188,008
Other current assets	52,166
Deferred tax asset, current	82,622

TOTAL CURRENT ASSETS	760,906

PROPERTY AND EQUIPMENT, NET	251,580

INTANGIBLE ASSETS:
Intangible assets, net	334,373
Goodwill	5,227,470

TOTAL INTANGIBLE ASSETS	5,561,843

NON-CURRENT ASSETS
Deferred tax asset, non-current	9,052

TOTAL NON-CURRENT ASSETS	9,052

TOTAL ASSETS	$6,583,381

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES:
Accounts payable and accrued expenses	$130,965
Deferred revenue	164,018

TOTAL LIABILITIES	294,983

MEMBERS’ EQUITY:	6,288,399

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$6,583,381

The accompanying notes are an integral part to these financial statements.

2

Interactive Data, LLC

Statement of Operations

	SUCCESSOR COMPANY	PREDECESSOR COMPANY
	Period from October 3, 2014 through December 31, 2014	Period from January 1, 2014 through October 2, 2014

NET REVENUE	$816,907	$2,789,535

COST OF REVENUE	339,801	1,234,082

GROSS PROFIT	477,105	1,555,453

OPERATING EXPENSES:
Selling	70,890	169,183
Compensation	255,108	1,043,435
Other general and administrative	167,277	334,400
Depreciation and amortization	16,897	49,620

TOTAL OPERATING EXPENSES	510,173	1,596,638

LOSS BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	(33,067)	(41,185)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(1,105)	(13,425)

NET LOSS	$(31,963)	(27,759)

The accompanying notes are an integral part to these financial statements.

3

Interactive Data, LLC

Statement of Members’ Equity

	Members’ Interest	Contributed Capital	Undistributed Earnings	Total

BALANCE at December 31, 2013 - Predecessor Company	$800,500	$—	$115,184	$915,684

Net Loss	—	—	(27,759)	(27,759)

BALANCE at October 2, 2014 - Predecessor Company	800,500	—	87,425	887,925

Pushdown adjustments	(800,500)	6,320,361	(87,425)	5,432,437

Net Loss	—	—	(31,963)	(31,963)

BALANCE at December 31, 2014 - Successor Company	$—	$6,320,361	$(31,963)	$6,288,399

The accompanying notes are an integral part to these financial statements.

4

Interactive Data, LLC

Statement of Cash Flows

For the Year Ending December 31,

	SUCCESSOR COMPANY	PREDECESSOR COMPANY
	Period from October 3, 2014 through December 31, 2014	Period from January 1, 2014 through October 2, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,963)	$(27,759)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,897	49,620
Increase in allowance for doubtful accounts	7,909	96,943
Net changes in certain assets and liabilities:
Accounts receivable	(40,563)	102,754
Due from related parties	(188,008)	—
Other current assets	102,469	65,590
Deferred tax asset	(49,702)	252,055
Accounts payable and accrued expenses	39,425	(46,483)
Deferred revenue	24,366	(38,905)
Deferred tax liability	(46,381)	(158,326)
Other current liabilities	—	(107,778)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:	(165,550)	187,711

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and intangible assets	(35,156)	(65,397)

NET CASH USED IN INVESTING ACTIVITIES	(35,156)	(65,397)

CASH FLOWS FROM FINANCING ACTIVITIES:	—	—

NET CASH USED IN FINANCING ACTIVITIES	—	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	(200,706)	122,314

CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	343,478	221,164

END OF THE PERIOD	$142,773	$343,478

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Non-cash Investing information:
Acquisition	$5,432,457	$—
Cash paid for interest	—	—
Cash paid for income taxes	—	217,331

The accompanying notes are an integral part to these financial statements.

5

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Interactive Data, LLC (“the Company”) was formed as a limited liability company on October 3, 2001 in the state of Georgia. Effective at its formation, the Company entered into a LLC operating agreement, commonly referred to as the “LLC Agreement.” The Company entered into various amendments to the LLC agreement, primarily to admit new LLC members and to change governance provisions; the last amendment is as of the effective date of October 2, 2014, when 100% of the membership interests of the Company were acquired by The Best One, Inc., a Florida corporation (“TBO”). On March 20, 2015, TBO merged with and into TBO Acquisition, LLC, and this name was changed to IDI HOLDINGS, LLC (“IDIH”) on April 8, 2015.

The liability of a member for the losses, debts and obligations of the Company shall be limited to its capital contributions which have not been repaid to or withdrawn by such member. No member shall have any liability to restore any negative balance in its capital account. There is only one class of members’ interests and the term of the Company is perpetual unless sooner terminated by the Sole Member, the sale of all or substantially all of the assets of the Company; or the entry of a decree of judicial dissolution.

The business and affairs of the Company is managed by the Sole Member, which has the authority to conduct the business of the Company subject to certain limitations as enumerated in the Agreement.

Due to the acquisition of the Company by IDIH, “pushdown” accounting has been applied in the preparation of the financial statements. Pushdown accounting refers to the use of the acquiring entity’s basis of accounting in the preparation of the acquired entity’s financial statements. As a result, the separate financial statements reflect the new basis of accounting recorded by the Company upon acquisition. As such, in accordance with GAAP, due to the new basis of accounting, the financial statements include a black line denoting that the financial statements covering periods prior to the date of the acquisition are not comparable to the financial statements as of and subsequent to the date of the acquisition. References to the “Predecessor Company” refer to reporting dates of the Company through October 2, 2014, reflecting results of operations and cash flows of the Company prior to the acquisition on our historical accounting basis; subsequent thereto, the Company is referred to as the “Successor Company,” reflecting the impact of pushdown accounting and the results of operations and cash flows of the Company subsequent to the acquisition. See Note 3, “Pushdown Accounting” for more information regarding these transactions.

Business Description

Historically, the Company has provided data solutions and services to the Accounts Receivable Management (ARM) industry for location and identity verification, legislative compliance and debt recovery. The Company is now targeting the entirety of the risk management market, including expansion into FCRA (Fair Credit Reporting Act) regulated data, and non-regulated data. Transforming the way organizations use their data, the Company’s next generation supercomputer technology and proprietary linking and assessment algorithms solves complex, large scale data problems for its customers.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

6

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with original or remaining maturities of three months or less, at the date of purchase, to be cash equivalents. Cash and cash equivalents consist of money market and various deposit accounts.

Concentration of Business and Credit Risk

Financial instruments and related items, which potentially subject us to concentrations of credit risk, consist primarily of cash and receivables. We place our cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company maintains its cash balances primarily at one financial institution, and at times the balances may be in excess of federally insured limits. As of December 31, 2014, the Company’s cash balances did not exceeded the insurance limits.

Management reviews a customer’s credit history before extending credit. As at and for the year ended December 31, 2014 there were no individual customers with a balance in excess of 10% of the accounts receivable and there were no customers in excess of 10% of net sales.

Concentration of Vendors

The Company uses data acquired through licensing rights from approximately 12 providers. The loss of any one of these providers could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity.

Revenue Recognition

The accounting rules related to revenue recognition are complex and are affected by interpretations of the rules and an understanding of industry practices, both of which are subject to change. Consequently, the revenue recognition accounting rules require management to make significant judgments.

The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or a service has been rendered, the price is fixed or determinable and collection is reasonably assured. Revenue is generally recognized on (a) a transactional basis determined by the customers’ usage, (b) a monthly fee or (c) a combination of both.

Revenues pursuant to contracts containing a monthly fee are generally recognized ratably over the contract period, which is generally 1 year. Revenues pursuant to transactions determined by the customers’ usage are recognized when the transaction is complete. Costs associated with separately priced customer service contracts are generally recognized as follows: (a) costs are expensed as incurred; and (b) losses are recognized on contracts where the expected future costs exceed expected future revenue. No such loss contracts exist at December 31, 2014.

As of December 31, 2014, deferred revenue totaled $164,018 all of which is expected to be realized in 2015.

The Company sells its products, generally on credit, to a limited number of customers. Each of these customers is considered significant, however, no single customer accounts for more than 3% of revenues. Management determines whether an allowance needs to be provided for an amount due from a customer depending on the aging of the individual balances receivable, recent payment history, contractual terms and other qualitative factors such as status of business relationship with the customer. At December 31, 2014, based on management’s assessment, an allowance in the amount of $104,852 for uncollectible accounts receivable was recorded.

7

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition - continued

An adverse change in the status of one customer could materially affect the Company’s estimate of its bad debts. Accounts receivable are written off in the fiscal year when all legal collection procedures have been exhausted. The Company wrote off no accounts receivable to bad debt expense for the year ended December 31, 2014.

Intangibles

Generally, intangible assets acquired are stated at their historic cost less accumulated amortization. The Company amortizes its intangible assets with determinable finite useful lives, which includes software and website development, on a straight-line basis over an estimated useful life of 3-15 years for the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs, and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. Amortization of leasehold improvements is based on the shorter of the remaining life of the lease or the estimated useful lives of the assets. At December 31, 2014, the company had no leasehold improvements. Depreciation and amortization are provided for on the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets

The Company accounts for our long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Management assess recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

During the year ended December 31, 2014, there were no impairments of long-lived assets.

Research and Development

In accordance with GAAP, all research and development costs are expensed as incurred. The Company’s research and development activities consist of development of new or enhanced products or services. The Company has determined that there were no research and development activities for the year ended December 31, 2014.

Advertising

Advertising costs, included in selling expenses, are expensed as incurred. Advertising expense was $35,474 for the period from October 3, 2014 to December 31, 2014, and $80,368 for the period from January 1, 2014 to October 2, 2014.

8

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company assesses its income tax positions based on management’s evaluation of the facts, circumstances and information available at the reporting date. The Company uses a more likely than not threshold when making its assessment as to financial statement recognition and measurement of a tax position. A benefit of $1,105 was recognized for income taxes for the period from October 3, 2014 to December 31, 2014, and a benefit of $13,425 was recognized for income taxes for the period from January 1, 2014 to October 2, 2014. Prior to November 2012, the company was taxed as a subchapter S corporation under existing Internal Revenue Service regulations with its taxable income taxed directly to its members (and losses distributed to its members). Any state minimum or franchise taxes due are generally expensed as incurred. The Company recognizes income tax interest and penalties as a separately identified component of general and administrative expense. There were no material income tax interest or penalties for the year ended December 31, 2014. There are no open federal or state income tax years under audit. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years ending on or before December 31, 2010 or Georgia state income tax examination by tax authorities for years ending on or before December 31, 2010. The Company is not currently involved in any income tax examinations.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-04, Receivables - Troubled Debt Restructurings by Creditors (“ASU 2014-04”), which intends to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. ASU 2014-04 is effective for annual periods, and interim periods within those annual periods beginning after December 15, 2014. We will adopt this standard effective January 1, 2015. Our adoption of ASU 2014-14 is not expected to have a material impact on our financial statements.

9

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements - continued

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). We are currently evaluating the impact of our pending adoption of ASU 2014-09 on our financial statements and have not yet determined the method by which we will adopt the standard in 2017.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s financial statements.

Fair Value of Financial Instruments

ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•	Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Cash, and all other current assets and liabilities, are reflected in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments.

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INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 3 – PUSHDOWN ACCOUNTING

As described in Note 1, the acquisition resulted in the Company becoming a wholly owned subsidiary of IDIH. Therefore, “pushdown” accounting has been applied. The following table reflects the impact on the Company’s condensed balance sheet of the pushdown accounting adjustments required to reflect the fair value of our assets acquired and liabilities assumed by IDIH:

	PREDECESSOR COMPANY October 2, 2014	PUSHDOWN ADJUSTMENTS	SUCCESSOR COMPANY October 2, 2014
ASSETS
Current Assets:
Cash	$343,478	$—	$343,478
Accounts receivable, net	262,684	—	262,684
Other current assets	50,769	—	50,769
Deferred tax asset, current	75,160	(103,867)	(28,702)

Total current assets	732,096	(103,867)	628,229

Property and equipment, net	207,035	22,084	229,119
Intangible Assets:
Intangible assets, net	22,084	316,916	339,000
Goodwill	—	5,227,470	5,227,470

Total intangible assets	22,084	5,544,387	5,566,470

Deferred tax asset, non-current	204,707	(134,034)	70,673

TOTAL ASSETS	$1,165,921	$5,328,570	$6,494,491

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$91,539	$—	$91,539
Deferred revenue	139,652	—	139,652
Deferred tax liability, current	46,381	(103,867)	(57,486)

Total liabilities	277,572	(103,867)	173,706

Members’ equity:	888,358	5,432,457	6,320,786

TOTAL LIABILITIES AND MEMBER’S EQUITY	$1,165,921	$5,328,570	$6,494,491

In accordance with the acquisition method of accounting, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. The fair value estimates were based on, but not limited to quoted market prices, where available; expected future cash flows based on estimated reserve quantities; current replacement cost for similar capacity for certain fixed assets; market rate assumptions for contractual obligations; and appropriate discount rates and growth rates. Deferred income taxes have been recognized based on the estimated fair value adjustments to net assets using a 35 percent tax rate, which reflected the federal statutory rate and a weighted-average of the applicable statutory state tax rates (net of federal benefit). The excess of the total consideration over the estimated fair value of the amounts initially assigned to the identifiable assets acquired and liabilities assumed has been recorded as goodwill. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.

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INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 4 – ACQUISTION

On October 2, 2014, 100% of the membership interests of the Company was acquired through a Securities Purchase Agreement between IDIH, John O. Schaeffer (“Schaeffer”) and WHP Solutions, LLC (“WHP”). The aggregate purchase price for the securities purchased consisted of $5,760,000 in cash and 100 shares of IDIH preferred stock, which have since converted into 1,422,222 shares of IDIH common stock. The stock consideration was paid entirely to Schaeffer, founder of Interactive Data and 40% interest holder at the time of the acquisition, who also received $1.92 million of the cash consideration, with the remainder being paid to WHP. The purchase price was adjusted by $560,361 to adjust estimated working capital as of the closing to $0. As a result of the post-closing adjustment, an additional $508,767 in cash was paid to Schaeffer and WHP with an additional $51,594 due upon the earlier of IDIH’S realization of prepaid tax credit or September 30, 2015. In addition, IDIH entered into a two year employment agreement with Schaeffer, effective as of the closing date, to serve as a Senior Executive of IDIH and General Manager of Interactive Data.

The purchase price exceeded the fair value of the assets required. To reflect the excess purchase price over the estimated fair value of the tangible net assets acquired, the purchase price allocation is summarized as follows:

Cash at closing	$5,760,000
Post-closing working capital adjustment	560,361

Total purchase price	$6,320,361

Fair value of identifiable assets acquired:
Working capital	$425,315
Deferred taxes, net	99,457
Property, plant and equipment	229,119
Intangible asset – existing technology	339,000
Goodwill	5,227,470

Total purchase price	$6,320,361

NOTE 5 – ACCOUNTS RECEIVABLE, NET

Accounts receivable as of December 31, 2014 consists of the following:

2014

Accounts receivable	$400,190
Less allowance for bad debts	(104,851)

Accounts receivable, net	$295,338

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INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 6 – PROPERTY AND EQUIPMENT

As of December 31, 2014, property and equipment consisted of the following:

	Estimated Useful Lives	December 31, 2014
Computer and network equipment	5-7	$254,961
Office equipment	5	4,649
Furniture and fixtures	5	2,821

Total		262,431
Accumulated depreciation		(10,851)

Property and equipment, net		$251,580

Depreciation expense totaled $10,851 for the period from October 3, 2014 to December 31, 2014, and $41,707 for the period from January 1, 2014 to October 2, 2014. Depreciation is included in operating expenses in the accompanying statement of operations.

NOTE 7 – INTANGIBLE ASSETS

As of December 31, 2014, intangible assets with definite lives consisted of the following:

	Estimated Useful Lives	December 31, 2014
Intangible assets with finite useful life:
Software	3	$340,799

Total		340,799
Accumulated amortization		(6,426)

Intangible assets, net		$334,373

Amortization expense totaled $6,426 for the period from October 3, 2014 to December 31, 2014, and $7,533 for the period from January 1, 2014 to October 2, 2014. In the accompanying statement of operations, amortization expense is included in operating expenses. Estimated amortization of the remaining software intangible assets balance is as follows: $113,600 for 2015 and 2016; and $107,173 thereafter.

NOTE 8 – RELATED PARTY TRANSACTIONS

Due to/from Related Parties

From October 2013 through October 2014, WHP Solutions, LLC, a Florida limited liability company (“WHP”), owned 60% of the membership interest of the Company. From time to time during the period, the Company and WHP would make and receive advances based on expenses paid on behalf of the other party. These advances did not bear interest, were unsecured, and were due on demand. The net amount due from WHP totaled $0 at December 31, 2014.

Since October 2, 2014, IDIH owns 100% of the membership interest of the Company. From time to time, the Company and IDIH makes and receives advances based on expenses paid on behalf of the other party. These advances do not bear interest, are unsecured, and are due on demand. The net amount due from IDIH totaled $188,008 at December 31, 2014.

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INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases several office locations under non-cancelable operating leases. The leases expire over the next seven years and some contain provisions for certain annual rent escalations, and renewal options for additional periods. Rent expense is computed on the straight-line method over the lease term period.

The future aggregate minimum annual lease payments under the Company’s non-cancellable operating leases are as follows:

Years ending December 31,	Amounts
2015	$83,874
Thereafter	—

Total	$83,874

Total rent expense amounted to $28,337 for the period from October 3, 2014 to December 31, 2014, and $85,807 for the period from January 1, 2014 to October 2, 2014.

Data Licensing Obligations

The Company enters into data licensing rights agreements and related amendments to provide the Company nonexclusive and nontransferable licenses of certain data. As of December 31, 2014, these contracts expire at and have various payment terms with due dates through June 2016. Minimum future payments under these data licensing rights agreements as of December 31, 2014, are as follows:

Years ending December 31,	Amounts
2015	$591,685
2016	75,000

Total	$666,685

Total data licensing expense amounted to $301,025 for the period from October 3, 2014 to December 31, 2014, and $959,353 for the period from January 1, 2014 to October 2, 2014.

IP Litigation

On October 27, 2014, Transunion Risk and Alternative Data Solutions, Inc. (“TRADS”) filed a Complaint for Declaratory Judgment against ID, among other parties, in the U.S. Bankruptcy Court, Southern District of Florida, regarding a dispute over ownership of the Purchased IP. As of the date of this report, this case is on-going.

Non-Compete Litigation

On October 23, 2014, TRADS filed a Complaint and Motion for Temporary Injunction, in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida, against James Reilly, President and Chief Operating Officer of IDIH and Interactive Data, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on IDIH’s financial position, results of operations, and liquidity. As of the date of this report, this case is on-going.

On November 26, 2014, TRADS filed a Complaint and Motion for Preliminary Injunction, in the United States District Court, Southern District of Florida, against Daniel MacLachlan, Chief Financial Officer and Treasurer of IDIH, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on IDIH’s financial position, results of operations, and liquidity. As of the date of this report, Mr. MacLachlan is not an employee or director of the Company, and this case is on-going.

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INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 10 – INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows for the year ending December 31, 2014:

	Period from October 3, 2014 through December 31, 2014	Period from January 1, 2014 through October 2, 2014
Current (benefit) provision	$48,599	$47,005
Deferred (benefit) provision	(49,703)	(60,430)

Total (benefit) provision for income taxes	$(1,104)	$(13,425)

The company’s effective income tax expense (benefit) differs from the statutory federal income tax rate of 34% as follows for the year ending December 31, 2014 as follows:

	Period from October 3, 2014 through December 31, 2014	Period from January 1, 2014 through October 2, 2014
Tax on income before income tax	34.0%	34.0%
Effect of Permanent Differences	-0.4%	-2.2%
Acquisition Costs	-30.3%	0.0%
Effect of state taxes (net of federal benefit)	0.1%	0.8%

Income Tax Provision	3.4%	32.6%

The components of net deferred tax liabilities that have been presented in the Company’s financial statements are as follows at December 31, 2014:

Components of Deferred Taxes Assets/Liabilities:
2014
Deferred income tax assets:

Accounts Receivable	$53,049
Other Current Liabilities	57,721
Intangible Assets	135,721

Deferred income tax assets	$246,306

2014
Deferred Income tax Liabilities:

Internal Revenue Code Sec. 481 adjustment	$(83,889)
Fixed Assets	(70,743)

Deferred income tax liabilities	$(154,632)

Valuation Allowance	$—

Net Deferred Tax Assets	$91,674

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INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 10 – INCOME TAXES (continued)

The net deferred tax assets (liabilities) in the accompanying balance sheets include the following components at December 31, 2014:

2014
Current:
Deferred tax asset	$110,585
Deferred tax liability	(27,963)

Net deferred tax asset, current	$82,622

Non-current:
Deferred tax asset	$135,721
Deferred tax liability	(126,669)

Net deferred tax liability, current	$9,052

Net deferred tax liability	$91,674

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management believes, based on all positive and negative evidence, that the deferred tax assets will be fully realized and therefore has not recorded a valuation allowance.

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of December 31, 2014, the Company has no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. All of the Company’s income tax filings since inception remain open for tax examinations.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring after December 31, 2014 through June 2, 2015, the date which the financial statements were available to be issued, for disclosure. The following matters have occurred through June 2, 2015.

Tiger Media Merger with the Company

On March 20, 2015, Tiger Media (NYSE MKT: IDI), a Shanghai-based multi-platform media company incorporated in Delaware, merged with IDIH (the “Merger”). Under the terms of the merger agreement, current Tiger Media and IDIH shareholders own approximately 34% and 66% of the combined company, respectively. The owner of approximately 30% of the Company’s common stock on an as converted basis beneficially owns approximately 23% of Tiger Media. Approximately 65% of the shares issued to IDIH are non-voting preferred stock, and 30% of these preferred shares will only be issued upon achievement of certain revenue targets.

*  *  *  *  *  *  *

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